EXHIBIT (a)(1)(C)

FORM OF ELECTION FORM

First Virtual Communications, Inc.
Stock Option Exchange Offer
Election Form

Name (Last, First):	«Name»	Street Address	«Address_1» «Address_2»
Employee ID Number:	«ID»	City, State Zip	«City» «State» «Zip»
		Country	«Country»

     Instructions

     You will receive separately a summary of your stock option grants that are eligible for exchange pursuant to the stock option exchange program. Please carefully review your grants, and list below those Eligible Option grants you wish to tender for exchange. Please contact Human Resources at (650) 801-6330 or hr@fvc.com, if you have any questions. When you have finished selecting and initialing the grants that you wish to tender for exchange, please sign and date this form in the space provided at the bottom. You must fax, mail or hand deliver a signed and completed Election Form, in its entirety, to the First Virtual Communications Human Resources Department before 5:00 p.m., Pacific Daylight Saving Time, on the Expiration Date.

     Election Forms submitted via fax must be sent to one of the following number: (650) 801-6906. You may use First Virtual Communications’ (or your employer’s) fax machines for this purpose free of charge. Election Forms submitted via mail or hand delivery must be directed to: Human Resources, First Virtual Communications, Inc., 3200 Bridge Parkway, Suite 202, Redwood City, CA 94065. You may utilize regular U.S. Mail, an overnight courier service, First Virtual Communications’ (or your employer’s) inter-office mail or any other similar method to mail your Election Form. However, in all cases you should allow sufficient time to ensure your Election Form is received before the deadline.

     The method of delivery is at your sole election and risk, and your completed, signed Election Form must actually be received by Human Resources no later than 5:00 p.m., Pacific Daylight Saving Time, on the Expiration Date. THERE WILL BE NO EXCEPTIONS. Delivery will be deemed made only when actually received by us in accordance with the above-noted instructions. Depositing your Election Form in the mail or with a courier, or initiating but not completing a fax, before the deadline will not by itself be sufficient to constitute adequate delivery - your Election Form must physically reach our Human Resources Department before the deadline in order to be valid. If we do not receive a properly completed and duly signed Election Form from you before 5:00 p.m., Pacific Daylight Saving Time, on the Expiration Date, we will not accept any of your Eligible Options for exchange and we will not grant any Replacement Options to you. The last form we receive, in its entirety, from you prior to 5:00 p.m., Pacific Daylight Saving Time, on the Expiration Date will be considered your final election with respect to the Offer.

[ ]	I ELECT to participate as indicated – please list the option grants that you elect to exchange and cancel

Option		Number of Shares
Number	Option Date	Subject to Option

Electing to Tender Options for Exchange

     I have received First Virtual Communications, Inc.’s Offer to Exchange Outstanding Options to Purchase Common Stock dated July 23, 2003 (the “Offer Document”), sent to employees of First Virtual Communications (or its subsidiaries) and members of First Virtual Communications’ Board of Directors that hold Eligible Options. Capitalized terms used but not defined in this Election Form shall have the meaning set forth in the Offer Document. Pursuant to the terms of the Offer, I hereby tender to the Company one or more of the Eligible Options held by me, as specified above by my initials, and ask that they be cancelled in exchange for the right to receive Replacement Options, pursuant to and subject to the conditions of the Offer.

     I hereby agree that, unless I withdraw my election before 5:00 p.m., Pacific Daylight Saving Time, on the Expiration Date, my election will be irrevocable and, if accepted by First Virtual Communications, the Eligible Options tendered hereby, and all of the options granted to me in the six (6) month period immediately preceding the Offer Date, will be cancelled in their entirety. I understand that, following such cancellation, subject to my continuous employment with First Virtual Communications or its subsidiaries through the Replacement Grant Date, I will have the right to receive Replacement Options on the Replacement Grant Date.

Acknowledgement and Waiver

     By accepting the Offer, I acknowledge and agree that: (1) my acceptance of and participation in the Offer is voluntary and at my own discretion; (2) my acceptance of the Offer and the grant of Replacement Options shall not create a right to further employment with First Virtual Communications or my employer and shall not interfere with the ability of First Virtual Communications or my employer to terminate my employment relationship at any time with our without cause; (3) my acceptance of the Offer and the grant of Replacement Options does not create any contractual or other rights to receive future options, other than the Replacement Options, or benefits in lieu of future or Replacement Options; (4) the Company Option Plans are established voluntarily by First Virtual Communications and are discretionary in nature; (5) my right to participate in the Offer is an extraordinary item offered by First Virtual Communications which is outside the scope of my employment contract, if any; (6) no claim or entitlement to compensation or damages arises from the termination of the Eligible Options or diminution in value of the Replacement Options or the underlying shares; (7) the future value of First Virtual Communications’ shares is uncertain and cannot be predicted with certainty; (8) the Offer, the Eligible Options and the Replacement Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments; (9) First Virtual Communications has made no representations or warranties to me regarding this Offer or the future pricing of First Virtual Communications’ common stock; and (10) First Virtual Communications shall not be liable for any costs, taxes, loss or damage that I may incur through my election to participate in this Offer.

DATA PRIVACY

     BY MY WRITTEN ACCEPTANCE OF THE OFFER, I EXPLICITLY AND UNAMBIGUOUSLY CONSENT TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF MY PERSONAL DATA AS DESCRIBED HEREIN BY AND AMONG, AS APPLICABLE, FIRST VIRTUAL COMMUNICATIONS AND/OR ANY AFFILIATE FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING MY PARTICIPATION OR WITHDRAWAL IN THE EMPLOYEE OPTION EXCHANGE PROGRAM.

     I UNDERSTAND THAT FIRST VIRTUAL COMMUNICATIONS AND/OR ANY AFFILIATE MAY HOLD CERTAIN PERSONAL INFORMATION ABOUT ME, INCLUDING, BUT NOT LIMITED TO, MY NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL SECURITY OR OTHER SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN FIRST VIRTUAL COMMUNICATIONS, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK AWARDED, CANCELLED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN MY FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING THE EMPLOYEE OPTION PLANS AND THE EMPLOYEE OPTION EXCHANGE PROGRAM (“DATA”).

     I UNDERSTAND THAT DATA MAY BE TRANSFERRED TO CERTAIN THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE EMPLOYEE OPTION EXCHANGE PROGRAM, THAT THESE RECIPIENTS MAY BE LOCATED IN MY COUNTRY, OR ELSEWHERE, AND THAT THE RECIPIENT’S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN IN MY COUNTRY. I AUTHORIZE THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE SOLE AND EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING MY PARTICIPATION OR WITHDRAWAL IN THE EMPLOYEE OPTION EXCHANGE PROGRAM. I UNDERSTAND THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY

TO IMPLEMENT, ADMINISTER AND MANAGE MY PARTICIPATION OR WITHDRAWAL IN THE EMPLOYEE OPTION EXCHANGE PROGRAM. I UNDERSTAND THAT FIRST VIRTUAL COMMUNICATIONS, ITS AFFILIATES AND ANY THIRD PARTY RECIPIENTS WILL USE THE DATA ONLY TO IMPLEMENT, ADMINISTER AND MANAGE MY PARTICIPATION OR WITHDRAWAL IN THE EMPLOYEE OPTION EXCHANGE PROGRAM AND WILL NOT USE, PROCESS OR TRANSFER THE DATA FOR ANY OTHER PURPOSE. I UNDERSTAND THAT FIRST VIRTUAL COMMUNICATIONS MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR WITHDRAW THE CONSENTS HEREIN BY CONTACTING IN WRITING MY LOCAL HUMAN RESOURCES REPRESENTATIVE. I UNDERSTAND THAT WITHDRAWAL OF CONSENT MAY AFFECT MY ABILITY TO PARTICIPATE IN THIS OFFER AND EXERCISE OR REALIZE BENEFITS FROM THE COMPANY OPTION PLANS.

     By executing this form, I hereby bind my successors, assigns and legal representative.

SIGNATURE:	DATE:

(Optionee Signature)

NAME:

(Please print)

     First Virtual Communications hereby acknowledges receipt of this Election Form:

     First Virtual Communications, Inc.

By:	Date:

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